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                                 EXHIBIT 5.1

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                          JONES, DAY, REAVIS & POGUE

                          3500 ONE PEACHTREE CENTER
                             303 PEACHTREE STREET
                         ATLANTA, GEORGIA  30308-3242





                               May 3, 1996



AMC, Inc.
240 Peachtree Street, N.W.
Suite 2200
Atlanta, Georgia   30303

Gentlemen:

        We have acted as counsel to AMC, Inc., a Delaware corporation (the "Company"), in connection with the registration of $160,000,000 principal amount of Fixed Rate Class A Secured Notes due July 31, 2000 (the "Exchange Notes"), of the Company, to be offered for exchange pursuant to a Registration Statement on Form S-4, filed with the Securities and Exchange Commission to which this opinion appears as Exhibit 5 (the "Registration Statement").

        We have examined originals or certified or photostatic copies of such records of the Company, certificates of officers of the Company, and public officials and such other documents as we have deemed relevant or necessary as the basis of the opinion set forth below in this letter. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents submitted as certified or photostatic copies, and the authenticity of originals of such latter documents. Based on the foregoing, we are of the following opinion:

    The Exchange Notes to be offered by the Company, when issued as contemplated by the Registration Statement, will be binding obligations of the Company, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or reorganization or other laws affecting the rights of creditors generally and by principles of equity.


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                                                JONES, DAY, REAVIS & POGUE


AMC, Inc.
May 3, 1996
Page 2


        We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and the reference to this Firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                        Sincerely,


                                        /s/ Jones, Day, Reavis & Pogue
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                                        JONES, DAY, REAVIS & POGUE